EXHIBIT 11

SCOTT & STRINGFELLOW FINANCIAL, INC.
STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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                                   For the Three Months Ended            For the Three Months Ended
                                       December 31, 1994                     December 31, 1993
                                                      Fully                                 Fully
                                   Primary            Diluted            Primary           Diluted
Weighted average shares
  outstanding:
    Common shares                   2,089,954        2,089,954           2,104,218        2,104,218
    Dilutive shares available
        under stock options            11,299           11,299               9,702            9,702

Weighted average common shares
    and common stock equivalents
    outstanding                     2,101,253        2,101,253           2,113,920        2,113,920


Net earnings applicable to
    common shares                    $509,266         $509,266            $915,525         $915,525

Earnings per share                      $0.24            $0.24               $0.43            $0.43




                                  For the Six Months Ended               For the Six Months Ended
                                     December 31, 1994                        December 31, 1993
                                                    Fully                                   Fully
                                 Primary           Diluted               Primary           Diluted
Weighted average shares
  outstanding:
    Common shares                2,090,420        2,090,420              2,110,856        2,110,856
    Dilutive shares available
        under stock options         11,312           11,312                  9,401            9,401

Weighted average common shares
    and common stock equivalents
    outstanding                  2,101,732        2,101,732              2,120,257        2,120,257


Net earnings applicable to
    common shares               $1,098,729       $1,098,729             $1,911,125       $1,911,125

Earnings per share                   $0.52            $0.52                  $0.90            $0.90
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